Exhibit 99.2

Offering Memorandum Excerpts

For the purposes of this exhibit:

•	“Acquisition Line” refer to the $1,000 million maximum capacity tranche of the Revolving Credit Facility, which is used for working capital, acquisitions and general corporate purposes;

•	“GAAP” refer to generally accepted accounting principles in the United States;

•

“Inchcape Acquisition” refer to the Company’s pending acquisition of the U.K. automotive retailing business, consisting of 54 dealerships and related owned real estate in the U.K. from a subsidiary of Inchcape plc;

•	“our company,” “us,” “we” and “our” refer to Group 1 Automotive, Inc. and its consolidated subsidiaries;

•

“Revolving Credit Facility” refer to the Twelfth Amended and Restated Revolving Credit Agreement dated as of March 9, 2022, as amended, among Group 1 Automotive, Inc., its subsidiaries listed therein, U.S. Bank National Association, as administrative agent, Comerica Bank, as floorplan agent, JPMorgan Chase Bank, N.A., Bank of America, N.A., Wells Fargo Bank, N.A. and PNC Bank, National Association, as syndication agents, Truist Bank, as documentation agent, and other lending institutions party thereto, as amended, supplemented or modified from time to time; and

•	the following non-GAAP metrics have the meanings set forth under the heading “Non-GAAP Financial Measures”:

•	adjusted EBITDA from continuing operations,

•	EBITDA from continuing operations,

•	adjusted free cash flow,

•	adjusted net cash flows provided by operating activities,

•	adjusted net cash flows used in investing activities,

•	adjusted net cash flows (used in) provided by financing activities and

•	total net non-floorplan debt.

***

We currently expect to fund the Inchcape Acquisition with a combination of borrowings under the Acquisition Line of our Revolving Credit Facility and cash on hand.

***

For the twelve months ended June 30, 2024, our non-guarantor subsidiaries:

•	represented 17% of our total revenues;

•	represented 7% of our operating income; and

•	represented 7% of our adjusted EBITDA from continuing operations.

As of June 30, 2024, our non-guarantor subsidiaries:

•	represented 19% of our total assets; and

•	had $767.3 million of total liabilities, including trade payables but excluding intercompany liabilities.

***

Non-GAAP Financial Measures

EBITDA from continuing operations, adjusted EBITDA from continuing operations, adjusted free cash flow, adjusted net cash flows provided by operating activities, adjusted net cash flows used in investing activities, adjusted net cash flows (used in) provided by financing activities and total net non-floorplan debt are supplemental non-GAAP financial measures that are used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies.

We arrange our new and used vehicle inventory floorplan financing through lenders affiliated with our vehicle manufacturers and our Revolving Credit Facility. However, we believe that all floorplan financing of inventory purchases in the normal course of business should correspond with the related inventory activity and be classified as an operating activity. As a result, we use the non-GAAP measures “adjusted net cash provided by/used in operating activities,” “adjusted net cash provided by/used in investing activities” and “adjusted net cash provided by/used in financing activities” to further evaluate our cash flows. We believe that this classification eliminates excess volatility in our operating cash flows prepared in accordance with GAAP. In addition, floorplan financing associated with dealership acquisitions and dispositions are classified as investing activities on an adjusted basis to eliminate excess volatility in our operating cash flows prepared in accordance with GAAP.

From time to time, our management evaluates and analyzes results and any impact on our company of strategic decisions and actions relating to, among other things, cost reduction, growth, profitability improvement initiatives, and other events outside of our normal, or “core,” business and operations, by considering alternative financial measures not prepared in accordance with GAAP, such as EBITDA from continuing operations and adjusted EBITDA from continuing operations. In our evaluation of results from time to time, we exclude items that do not arise directly from core operations, including catastrophic events, such as hailstorms, hurricanes, and snow storms, gains and losses on dealership and real estate transactions, severance costs, acquisition costs, legal and other professional fees, asset impairment charges (and accelerated depreciation), and non-cash gains and losses on interest rate swaps. Because these charges and gains materially affect our company’s financial condition or results in the specific period in which they are recognized, management also evaluates, and makes resource allocation and performance evaluation decisions based on, the related non-GAAP measures that exclude such items. In addition to using such non-GAAP measures to evaluate results in a specific period, management believes that such measures may provide more complete and consistent comparisons of operational performance on a period-over-period historical basis and a better indication of expected future trends. Our management also uses non-GAAP measures in conjunction with GAAP financial measures to assess our business, including communication with our board of directors, investors, and industry analysts concerning financial performance. We believe investors use these metrics in evaluating longer-term period-over-period performance, and these metrics allow investors to better understand and evaluate the information used by management to assess operating performance. The exclusion of certain costs and expenses in the calculation of adjusted EBITDA from continuing operations should not be construed as an inference that these costs are unusual or infrequent.

EBITDA from continuing operations, adjusted EBITDA from continuing operations, adjusted free cash flow, adjusted net cash flows provided by operating activities, adjusted net cash flows used in investing activities, adjusted net cash flows (used in) provided by financing activities and total net non-floorplan debt are not measures of financial performance under GAAP, but are instead considered non-GAAP financial performance measures. Non-GAAP measures do not have definitions under GAAP and may be defined differently by, and not be comparable to similarly titled measures used by, other companies. As a result, EBITDA from continuing operations, adjusted EBITDA from continuing operations, adjusted free cash flow, adjusted net cash flows provided by operating activities, adjusted net cash flows used in investing activities, adjusted net cash flows (used in) provided by financing activities and total net non-floorplan debt are considered and evaluated by management in conjunction with a review of the most directly comparable measures calculated in accordance with GAAP. We caution investors not to place undue reliance on EBITDA from continuing operations, adjusted EBITDA from continuing operations, adjusted free cash flow, adjusted net cash flows provided by operating activities, adjusted net cash flows used in investing activities, adjusted net cash flows (used in) provided by financing activities and total net non-floorplan debt, but also to consider them together with the most directly comparable GAAP measures.

The following table presents a reconciliation of the non-GAAP financial measures of EBITDA from continuing operations and adjusted EBITDA from continuing operations to the GAAP financial measure of net income from continuing operations. Certain amounts set for the below may not compute due to rounding.

	Twelve months ended June 30,	Six months ended June 30,		Year ended December 31,
	2024	2024	2023	2023	2022	2021
	(in millions)
Net income from continuing operations	$558.2	$285.3	$329.1	$602.0	$754.2	$625.4
Income tax expense	184.0	91.0	105.2	198.2	231.1	175.5
Depreciation and amortization expense	98.5	52.0	45.5	92.0	88.4	77.4
Non-Floorplan Interest expense	116.9	62.7	45.6	99.8	77.5	55.8

EBITDA from continuing operations	957.6	491.0	525.4	992.0	1,151.2	934.1
Catastrophic events	12.5	9.1	—	3.4	—	2.8
Dealership and real estate transactions	(62.9)	(52.4)	(11.4)	(22.0)	(38.8)	(4.4)
Severance costs	0.6	0.6	—	—	—	—
Acquisition costs	5.1	4.5	0.3	0.9	2.2	13.4
Legal items and other professional fees	9.4	3.3	—	6.1	0.8	(5.3)
Asset impairments and accelerated depreciation	34.7	4.2	3.5	34.0	2.1	1.7
Non-cash (gain) loss on interest rate swaps	—	—	(4.0)	(4.0)	—	4.8

Adjusted EBITDA from continuing operations	$957.0	$460.2	$513.6	$1,010.5	$1,117.5	$947.1

The following table presents a reconciliation of the non-GAAP financial measure of adjusted free cash flow to the GAAP financial measure of Net cash provided by operating activities.

	Twelve months ended June 30,	Six months ended June 30,		Year ended December 31,
	2024	2024	2023	2023	2022	2021
	(in millions)
Net cash provided by operating activities:	$81.0	$129.8	$239.0	$190.2	$585.9	$1,259.6
Change in Floorplan notes payable—credit facility and other, excluding floorplan offset and net acquisitions and dispositions	556.9	195.7	143.4	504.6	319.7	(491.5)
Change in Floorplan notes payable—manufacturer affiliates associated with net acquisitions and dispositions and floorplan offset activity	(2.9)	(23.8)	4.3	25.2	10.1	(12.7)

	Twelve months ended June 30,	Six months ended June 30,		Year ended December 31,
	2024	2024	2023	2023	2022	2021
	(in millions)
Adjusted net cash provided by operating activities	$635.0	$301.7	$386.7	$720.0	$915.7	$755.5

Capital expenditures	(143.0)	(79.0)	(75.0)	(139.0)	(113.0)	(100.0)

Adjusted Free Cash Flow	$492.0	$223.0	$311.0	$581.0	$803.0	$656.0

The following table reconciles cash flows on a GAAP basis to the corresponding adjusted amounts.

	Twelve months ended June 30,	Six months ended June 30,		Year ended December 31,
	2024	2024	2023	2023	2022	2021
	(in millions)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash provided by operating activities:	$81.0	$129.8	$239.0	$190.2	$585.9	$1,259.6
Change in Floorplan notes payable—credit facility and other, excluding floorplan offset and net acquisitions and dispositions	556.9	195.7	143.4	504.6	319.7	(491.5)
Change in Floorplan notes payable—manufacturer affiliates associated with net acquisitions and dispositions and floorplan offset activity	(2.9)	(23.8)	4.3	25.2	10.1	(12.7)

Adjusted net cash provided by operating activities	$635.0	$301.7	$386.7	$720.0	$915.7	$755.5

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash used in investing activities:	$(666.0)	$(669.0)	$(369.1)	$(366.1)	$(484.6)	$(1,251.7)
Change in cash paid for acquisitions, associated with Floorplan notes payable	51.7	50.3	64.9	66.3	25.3	137.9
Change in proceeds from disposition of franchises, property and equipment, associated with Floorplan notes payable	(53.4)	(25.3)	(20.7)	(48.8)	(3.9)	(7.0)

Adjusted net cash used in investing activities	$(667.7)	$(644.0)	$(324.9)	$(348.6)	$(463.2)	$(1,120.8)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net cash provided by (used in) financing activities:	$628.6	$546.4	$103.0	$185.2	$(67.3)	$(74.0)
Change in Floorplan notes payable, excluding floorplan offset	(552.4)	(197.0)	(191.9)	(547.3)	(351.2)	373.2

Adjusted net cash (used in) provided by financing activities	$76.2	$349.4	$(88.9)	$(362.1)	$(418.6)	$299.2

The following table presents a reconciliation of the non-GAAP financial measure of total net non-floorplan debt to the GAAP financial measure of total long-term debt.

	June 30,	December 31,
	2024	2023	2022	2021
	(in millions)
Long-term debt (including current maturities)	$2,450.0	$2,098.8	$2,082.5	$2,035.7
Cash and cash equivalents (including cash held in offset accounts)	158.5	332.4	201.4	286.8

Total net non-floorplan debt	$2,291.4	$1,766.4	$1,881.0	$1,748.9